Exhibit (12)

                   NEW ENGLAND TELEPHONE AND TELEGRAPH COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (In millions) (Unaudited)


                                                                     For the
                                                                  Three Months
                                                                      Ended
                                                                    March 31,         For The Year Ended December 31,
                                                                      1997       1996      1995     1994     1993     1992
                                                                      ----     ---------------------------------------------
          Earnings
             Earnings before Interest Expense,
              Extraordinary Item and Cumulative
              Effect of Change in Accounting Principle                $139.3   $  796.6   $659.4   $637.3   $281.3    $676.3
             Federal, State and Local Income Taxes                      65.9      403.2    312.5    268.2    (39.1)    240.9
             Estimated Interest Portion of Rental Expense                6.4       27.4     28.0     28.3     27.8      30.2
                                                                      ------   --------   ------   ------   ------    ------
                 Total Earnings                                       $211.6   $1,227.2   $999.9   $933.8   $270.0    $947.4
                                                                      ======   ========   ======   ======   ======    ======

          Fixed Charges
             Total Interest Deductions                                $ 34.9   $  142.1   $153.9   $163.0   $175.0    $189.7
             Estimated Interest Portion of Rental Expense                6.4       27.4     28.0     28.3     27.8      30.2
                                                                      ------   --------   ------   ------   ------    ------
                 Total Fixed Charges                                  $ 41.3   $  169.5   $181.9   $191.3   $202.8    $219.9
                                                                      ======   ========   ======   ======   ======    ======

          Ratio of Earnings to Fixed Charges                            5.12       7.24     5.50     4.88     1.33      4.31
                                                                      ======   ========   ======   ======   ======    ======


                                       16